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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 9, 1996, which appears on page F-1 of the BI Incorporated Annual Report on Form 10-K for the year ended June 30, 1996.



PRICE WATERHOUSE LLP

Boulder, Colorado
March 26, 1997